MEDTRONIC, INC.

2003 LONG-TERM INCENTIVE PLAN
(As amended and restated effective January 1, 2008)

1.	Purpose of the Plan

          The purpose of the Plan is to aid the Company and its Affiliates in recruiting and retaining employees and to motivate such employees and other plan participants to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the stock ownership opportunities provided to such participants to encourage alignment of their interest in the Company’s success with that of other stakeholders. The Company hereby restates the Plan in its entirety effective January 1, 2008 to comply with the provisions of Section 409A of the Internal Revenue Code.

2.	Definitions

          The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)	“Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)

“Affiliate” means any entity that is consolidated with the Company for financial reporting purposes or any other entity designated by the Board in which the Company or an Affiliate has a direct or indirect interest of at least forty percent (40%).

(c)	“Award” means an Option, Stock Appreciation Right, Share of Restricted Stock, Other Stock-Based Award or Other Cash-Based Award granted pursuant to the Plan.

(d)	“Board” means the Board of Directors of the Company.

(e)	“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

(f)	“Committee” means the Compensation Committee of the Board.

(g)	“Company” means Medtronic, Inc., a Minnesota corporation.

(h)	“Effective Date” means the date the adoption of the Plan by the Board of Directors is approved by the Company’s shareholders.

(i)	“Exercise Price” means the purchase price per Share under the terms of an option as determined pursuant to Section 6(a).

(j)

“Fair Market Value” means, on a given date, (i) if there should be a public market for the Shares on such date, the closing sale price of the Shares on The New York Stock Exchange, or, if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (the “NASDAQ”), or, if no sale of Shares shall have been reported on The New York Stock Exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Shares on such date, the Fair Market Value shall be the value established by the Committee in good faith.

(k)	“ISO” means an Option that is an incentive stock option granted pursuant to Section 6(d).

(l)	“Option” means a stock option granted pursuant to Section 6.

(m)	“Other Stock-Based Awards” means Awards granted pursuant to Section 9(a) or 10.

(n)	“Other Cash-Based Awards” means Awards granted pursuant to Section 9(b) or 10.

(o)

“Participant” means an employee of the Company or an Affiliate who is selected by the Committee to participate in the Plan. An Award may also be granted to any consultant, agent, advisor or independent contractor who renders bona fide services to the Company or an Affiliate that (i) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) do not directly or indirectly promote or maintain a market for the Company’s securities. Except where the context otherwise requires, references in this Plan to “employment” and related terms shall apply to services in any such capacity.

(p)	“Performance-Based Awards” means certain Restricted Stock, Other Stock-Based Awards and Other Cash-Based Awards granted pursuant to Section 10.

(q)	“Plan” means the 2003 Long-Term Incentive Plan, as amended from time to time.

(r)	“Restricted Stock” means any Share granted under Section 8.

(s)	“Shares” means shares of common stock of the Company, $.10 par value per share.

(t)	“Stock Appreciation Right” means a stock appreciation right granted pursuant to Section 7.

(u)	“Subsidiary” means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto), of the Company.

3.	Shares Subject to the Plan

          The total number of Shares which may be issued under the Plan is 60,000,000, of which no more than 50% may be issued in the form of Restricted Stock or Other Stock-Based Awards payable in Shares, provided, however, that no more than 5% of the Shares reserved under the Plan shall be granted pursuant to Restricted Stock Awards if such Award (a) shall vest in full prior to three years from the Award date or (b) if a condition to such vesting is based, in whole or in part, upon performance of the Shares or any aspect of the Company’s operations and such vesting could occur over a period of less than one year from the Award date. The Shares may consist, in whole or in part, of unissued Shares. The issuance of Shares upon the exercise or satisfaction of an Award shall reduce the total number of Shares available under the Plan. Shares which are subject to Awards that terminate, lapse or are cancelled may be granted again under the Plan. Any Shares tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award shall be available for Awards under the Plan. No fractional Shares will be issued in payment for any Award, but instead the number of Shares will be rounded upward to the next whole Share.

4.	Administration

(a)

Delegation of Authority. The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to (i) any subcommittee thereof consisting solely of at least two individuals who are intended to qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto) and, to the extent required by Section 162(m) of the Code (or any successor section thereto), “outside directors” within the meaning thereof and (ii) persons who are not non-employee directors for purposes of determining and administering Awards to those Participants who are not then subject to the reporting requirements of Section 16 of the Act.

(b)

Authority of Committee. The Committee shall have exclusive power to make Awards and to determine when and to whom Awards shall be granted, and the form, amount and other terms and conditions of each Award, subject to the provisions of this Plan. The Committee may determine whether, to what extent and under what circumstances Awards may be settled, paid or exercised in cash, Shares or other Awards or other property, or cancelled, forfeited or suspended. The Committee shall have the authority to interpret this Plan and any Award or agreement made under this Plan, to establish, amend, waive and rescind any rules and regulations relating to the administration of this Plan, to determine the terms and provisions of any agreements entered into hereunder (not inconsistent with this Plan), and to make all other determinations necessary or advisable for the administration of this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any Award or agreement in the manner and to the extent it shall deem desirable. The determinations of the Committee in the administration of this Plan, as described herein, shall be final, binding and conclusive.

(c)

Rule 16b-3. It is the intent that this Plan and all Awards granted pursuant to it shall be administered by the Committee (or a subcommittee thereof) so as to permit this Plan and Awards to comply with Rule 16b-3 under the Act. If any provision of this Plan or any Award would otherwise frustrate or conflict with the intent expressed in this Section 4(c), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid such conflict.

(d)

Indemnification. To the full extent permitted by law, each member and former member of the Committee and each person to whom the Committee delegates or has delegated authority under this Plan shall be entitled to indemnification by the Company against and from any loss, liability, judgment, damages, cost and reasonable expense incurred by such member, former member or other person by reason of any action taken, failure to act or determination made in good faith under or with respect to this Plan.

(e)

Tax Withholding. The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local, non-U.S. income, payroll or other taxes as a result of the exercise, grant or vesting of an Award. Notwithstanding anything in any Award agreement to the contrary, the employee may not elect to charge any tax amounts against his or her Award.

(f)

Dividends or Dividend Equivalents. If the Committee so determines, any Award granted under the Plan may be credited with dividends or dividend equivalents paid with respect to the underlying shares. The

Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate and may determine the form of payment, including cash, Shares, Restricted Stock or otherwise.

(g)

Code Section 409A. Any Award agreement that is subject to Code Section 409A and provides for payment upon termination of employment or separation from service shall not be payable to a Participant that is a “specified employee” until six months following the date of such Participant’s “separation from service.” A “specified employee” and a “separation from service” shall be determined by the Company in accordance with the Company’s Capital Accumulation Plan and similar Code Section 409A arrangements.

5.	Limitations

(a)	Term of Plan. No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards granted prior to such tenth anniversary may extend beyond that date.

(b)	No Repricing. No Option or Stock Appreciation Right, once granted hereunder, may be repriced.

(c)

Maximum. No Participant may be granted Options, Stock Appreciation Rights, Restricted Stock, Performance-Based Awards, Other Stock-Based Awards or any combination thereof relating to more than 2,000,000 Shares under the Plan during any fiscal year.

6.	Terms and Conditions of Options

          Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)	Exercise Price. The Exercise Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

(b)

Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted, except as provided in Section 16 of the Plan.

(c)

Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Section 6, the exercise date of an Option shall be the date a notice of written or electronic exercise and full payment of the purchase price are received by the Company in accordance with this Section 6(c). The purchase price for the Shares as to which an Option is exercised shall be paid to the Company pursuant to one or more of the following methods, except as otherwise provided in an Award agreement: (i) in cash or its equivalent (e.g., by check); (ii) in Shares having a Fair Market Value equal to the aggregate Exercise Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; (iii) partly in cash and partly in such Shares; (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Exercise Price for the Shares being purchased; or (v) through the withholding of Shares having a Fair Market Value equal to the aggregate Exercise Price for the Shares being purchased from the number of Shares otherwise issuable upon the exercise of the Option (e.g., a net share settlement). No Participant shall have any rights of a shareholder with respect to Shares subject to an Option until the Participant has given written or electronic notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

(d)

ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who, at the time of such grant, owns more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Exercise Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted Any Participant who disposes of Shares acquired upon the exercise of an ISO either (I) within two years after the date of grant of such ISO or (II) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be non-qualified stock options unless the applicable Award agreement expressly states that the Option is an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a non-qualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to non-qualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other person or entity) due to the failure of an Option to qualify for any reason as an ISO.

(e)

Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares rather than physical delivery, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares issued upon the exercise of the Option.

7.	Terms and Conditions of Stock Appreciation Rights

(a)

Grants. The Committee may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. The Committee may impose such terms and conditions upon any Stock Appreciation Right as it deems fit. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

(b)

Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted; provided, however, that, notwithstanding the foregoing, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Exercise Price of the related Option. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Exercise Price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (I) the excess of (x) the Fair Market Value on the exercise date of one Share over (y) the Exercise Price per Share, times (II) the number of Shares covered by the Option, or portion thereof, which is surrendered. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as set forth in the Award agreement. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written or electronic notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. The date a notice of exercise is received by the Company shall be the exercise date.

8.	Restricted Stock

(a)

Grant. Subject to the provisions of the Plan, the Committee shall determine the number of Shares of Restricted Stock to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards.

(b)

Transfer Restrictions. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in the Plan or the applicable Award agreement. Shares of Restricted Stock shall be registered in the name of the Participant and held by the Company. After the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such Shares to the Participant or the Participant’s legal representative.

(c)

Dividends. Dividends or dividend equivalents paid on any Shares of Restricted Stock may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Stock pursuant to the terms of the applicable Award agreement, or may be reinvested in additional Shares of Restricted

Stock, as determined by the Committee in its sole discretion.

9.	Other Awards

(a)

Other Stock-Based Awards. The Committee, in its sole discretion, may grant Awards of Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or on the Fair Market Value thereof (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine the number of Shares to be awarded to a Participant under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

(b)

Other Cash-Based Awards. In addition to the Awards described above, and subject to the terms of the Plan, the Committee may grant such other incentives denominated in cash and payable in cash under the Plan as the Committee determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate. The maximum amount of Other Cash-Based Awards (including those that are performance-based) that may be granted during any fiscal year shall be $3,000,000; provided, however, that for such Awards with performance periods longer than one year the maximum shall be $3,000,000 for each fiscal year in the performance period.

10.	Performance-Based Awards.

          Notwithstanding anything to the contrary herein, the Committee may grant performance-based Awards of Restricted Stock, Other Stock-Based Awards and Other Cash-Based Awards to Participants (“Performance-Based Awards”). Any such Awards granted to Participants who may be “covered employees” under Section 162(m) of the Code or any successor section thereto shall be consistent with the provisions thereof. In such cases, a Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (I) while the outcome for that performance period is substantially uncertain and (II) by the earlier of (A) 90 days after the commencement of the performance period to which the performance goal relates or (B) the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per share; (v) book value per share; (vi) return on shareholders’ equity; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvements of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) return on assets; (xix) asset turnover; (xx) inventory turnover; (xxi) economic value added (economic profit); and (xxii) total shareholder return. The foregoing criteria may relate to the Company, one or more of its Subsidiaries or one or more of its divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to the negative effect of unusual or nonrecurring items, extraordinary items, discontinued operations or cumulative effects of accounting changes. The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant who may be a covered employee and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant within two and one-half months following the end of the performance period.

11.	Adjustments Upon Certain Events

          Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)

Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or transaction or exchange of Shares or other corporate exchange, or any distribution to shareholders of Shares other than regular cash dividends or any transaction similar to the foregoing, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the maximum number of Shares for which Awards (including limits established for Restricted Stock, Other Stock-Based Awards or Other Cash-Based Awards) may be granted during a fiscal year to any Participant, (iii) the Exercise Price or exercise price of any Stock Appreciation Right and/or (iv) any other affected term of such Awards.

(b)

Change in Control. Notwithstanding anything contained in this Plan to the contrary, unless otherwise provided in the applicable Award agreement at the time of grant, in the event of a Change in Control, the following shall occur as of the effective date of such Change in Control with respect to any and all Awards outstanding as of the effective date of such Change in Control: (i) any and all Stock Options and Stock Appreciation Rights granted hereunder shall vest in full and become immediately exercisable, and shall remain exercisable throughout their entire term; (ii) any restrictions imposed on Restricted Stock (including Performance-Based Awards in Restricted Stock) shall lapse; (iii) a pro rata payment shall be made of all other Performance-Based Awards equal in each case to the number of Shares covered by the Award multiplied by the performance-based accrual percentage applicable to such Award, and multiplied by a fraction the numerator of which is the number of months elapsed from the date of grant through the effective date of the Change in Control and the denominator of which is the number of months from the date of grant through the originally scheduled maturity date; and (iv) the maximum payout opportunities attainable under all Other Stock-Based Awards and Other Cash-Based Awards that are not Performance-Based Awards shall be deemed to have been fully earned for the entire performance period(s). Such Awards shall be paid in cash, or in the sole discretion of the Committee in Shares to Participants within thirty (30) days following the effective date of the Change in Control, with any such Shares valued at the Fair Market Value as of the effective date of the Change in Control.

(c)

Notwithstanding anything in Section 11(b) to the contrary, if an amount becomes payable with respect to an Award upon a Change in Control pursuant to Section 11(b), the amount is subject to Section 409A of the Code, and the Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code, then the amount shall not be paid upon the Change in Control, but shall instead be paid at the earliest to occur of: (i) the Participant’s “separation from service” with the Company (determined in accordance with Section 409A of the Code), provided, that if the Participant is a “specified employee” (within the meaning of Section 409A of the Code), the payment date shall be the date that is six months after the date of the Participant’s separation from service with the Company; (ii) the date payment otherwise would have been made in the absence of any provisions in this Plan to the contrary (provided such date is permissible under Section 409A of the Code); or (iii) the Participant’s death.

(d)	Definition of Change in Control. For purposes of this Section 11, “Change in Control” means:

(i)

Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act or any successor thereto (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Act) of 30% or more of either (A) the then-outstanding Shares (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (c)(i), the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company or any of its Subsidiaries, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries, (4) any acquisition by an underwriter temporarily holding securities pursuant to an offering of such securities or (5) any acquisition pursuant to a transaction that complies with clauses (iii) (A), (B) and (C) below; or

(ii)

Individuals who, as of the date hereof, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Directors then on the Boardshall be considered as though such individual was an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)

Consummation of a reorganization, merger, statutory share exchange or consolidation (or similar corporate transaction) involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case, unless, immediately following such Business Combination, (A) substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of (1) the entity resulting from such Business Combination (the “Surviving Corporation”) or (2) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of 80% or more of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), in substantially the same proportion as their ownership, immediately prior to the Business Combination, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 30% or more of the outstanding shares of common stock and the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination; or

(iv)	Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

(e)

Further Adjustment of Awards. Subject to the above provisions, the Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or Change in Control transaction to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting of restrictions and other modifications, and the Committee may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Committee may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change in control that is the reason for such action. Notwithstanding the foregoing, the Committee shall not take any action to change the terms of an Award in any manner that would cause the Award to violate Section 409A of the Code.

12.	No Right to Employment or Awards

          The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the employment of such Participant. No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards.

The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant.

13.	Other Benefit and Compensation Programs

          Payments and other benefits received by a Participant under an Award shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination, indemnity or severance pay laws and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or an Affiliate, unless expressly so provided by such other plan, contract or arrangement or the Committee determines that an Award or portion of an Award should be included to reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive cash compensation.

14.	Successors and Assigns

          The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

15.	Nontransferability of Awards/Beneficiaries

          No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent a Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code or any successor thereto, the Committee, in its sole discretion, may permit a Participant to assign or transfer an Award; provided, however, that any Award so assigned or transferred shall be subject to all the terms and conditions of the Plan and the agreement evidencing the Award.

          A Participant may designate a beneficiary to succeed to the Participant’s Awards under the Plan in the event of the Participant’s death by filing a beneficiary form with the Company and, upon the death of the Participant, such beneficiary shall succeed to the rights of the Participant to the extent permitted by law and the terms of this Plan and the applicable agreement. In the absence of a validly designated beneficiary who is living at the time of the Participant’s death, the Participant’s executor or administrator of the Participant’s estate shall succeed to the Awards, which shall be transferable by will or pursuant to laws of descent and distribution.

16.	Amendments or Termination

          The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareholders of the Company, if such action would (except as is provided in Section 11 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or increase the maximum number of Shares of Restricted Stock or Other Stock-Based Awards that may be awarded hereunder, or the maximum number of Shares for which Awards may be granted to any Participant, (b) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan or (c) to Section 5(b), relating to repricing of Options or Stock Appreciation Rights; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws.

17.	International Participants

          With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or adopt such modifications, procedures or subplans with respect to such Participants as are necessary or desirable to ensure the viability of the benefits of the Plan, comply with applicable foreign laws or obtain more favorable tax or other treatment for a Participant, the Company or an Affiliate; provided, however, that no such changes shall apply to the Awards to Participants who may be “covered employees” under Section 162(m) of the Code or any successor thereto unless consistent with the provisions thereof.

18.	General

(a)

Issuance of Shares. Notwithstanding any other provision of the Plan, the Company shall have no obligation to issue or deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended, or any successor thereto (the “Securities Act”) or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any Shares, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

The Company may issue Shares with such legends and subject to such restrictions on transfer and stop-transfer instructions as counsel for the Company deems necessary or desirable for compliance by the Company with federal, state and foreign securities laws. The Company may also require such other action or agreement by the Participants as may from time to time be necessary to comply with applicable securities laws.

To the extent the Plan or any Award agreement provides for issuance of stock certificates to reflect the issuance of Shares, the issuance may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

(b)

No Rights as a Shareholder. Unless otherwise provided by the Committee or in the agreement evidencing the Award or in any other written agreement between a Participant and the Company or an Affiliate, no Award shall entitle the Participant to any cash dividend, voting or other right of a shareholder unless and until the date of issuance under the Plan of the Shares that are the subject of such Award.

(c)

No Trust or Fund. The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies, other property, or Shares, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

(d)

Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(e)

Choice of Law. The validity, construction, interpretation, administration and effect of the Plan, and rights relating to the Plan and to Awards granted under the Plan, shall be governed by the substantive laws, but not the choice of law rules, of the State of Minnesota.

19.	Effectiveness of the Plan

          The Plan shall be effective as of the Effective Date.